Exhibit 99.1

Granite Announces Preliminary Results for First Quarter 2010

Conference Call Scheduled for 3 p.m. PT Today to Discuss Preliminary Results

WATSONVILLE, Calif.--(BUSINESS WIRE)--April 22, 2010--Granite Construction Incorporated (NYSE:GVA) today announced preliminary financial results for the first quarter ended March 31, 2010. The Company expects to report revenues for the first quarter of approximately $220 million, a 35 percent decline from a year ago, and a net loss in the range of approximately $40 to $45 million.

“Our first-quarter net loss was driven by several factors, the largest of which was a significant decline in revenue. This decline was due in part to unusually wet weather throughout the West and record-breaking snowfall in the East,” said Granite President and Chief Executive Officer William G. Dorey. “Our ability to work is highly dependent on the weather, and by virtually all measures this was the wettest first quarter we have experienced since 2006.

“By comparison, first-quarter 2009 revenue was positively impacted by approximately $63 million related to a large settlement on a project in the East and work on the border fence project in the Southwest. We did not benefit from any settlements in the first quarter of 2010 and the majority of our work on the border fence project was completed in 2009. In addition, the first quarter is typically our weakest due to the seasonal nature of our business, and it is not unusual for us to report a loss for the period,” Dorey continued.

“Despite these disappointing first-quarter results, we are encouraged by the amount of work currently out to bid, and we continue to anticipate growing our backlog in 2010. Total backlog in the first quarter increased $9 million year over year and $177 million relative to the quarter ended December 31, 2009. Total new awards increased 94 percent year over year, driven largely by the Northeast and the Pacific Northwest.

“With regard to our outlook for the balance of 2010, we expect the market environment to be extremely competitive—particularly in the West—and gross margins to decline on our smaller work. We also expect the Houston Metro Light Rail project and the Queens Bored Tunnel project to reach our profit recognition threshold in 2011, not 2010 as previously anticipated. Both of these projects should generate healthy cash flows in 2010 and be significant contributors to profitability in 2011. We will be providing full-year revenue and gross profit guidance by operating segment when we report full financial results on May 3rd,” said Dorey.

The Company cautioned that the results stated in this news release are preliminary and subject to change.

Conference Call

Granite Construction Incorporated has scheduled a conference call to discuss its preliminary results today, April 22, 2010, at 3 p.m. Pacific time/6 p.m. eastern time. To access the call, dial (877) 554-9296. The conference ID for the call is 71211921. The call will be recorded and available for replay approximately two hours after the live call through May 6, 2010 by calling (800) 642-1687 or (706) 645-9291. The conference ID for the recording is 71211921.

About Granite

Granite Construction Incorporated is a member of the S&P 400 Midcap Index, the Domini 400 Social Index and the Russell 2000 Index. Granite Construction Company, a wholly owned subsidiary, is one of the nation’s largest diversified heavy civil contractors and construction materials producers. Granite Construction Company serves public- and private-sector clients through its offices and subsidiaries nationwide. For more information about Granite, please visit its Web site at www.graniteconstruction.com.

Forward-looking Statements

This news release contains statements that are not based on historical facts and which may be forward-looking in nature. Under the Private Securities Litigation Reform Act of 1995, a “safe harbor” may be provided to Granite for certain of these forward-looking statements. Words such as outlook, believes, expects, appears, may, will, should, anticipates and the negatives thereof or comparable terminology are intended to identify these forward-looking statements. These forward-looking statements are estimates reflecting the best judgment of Granite’s senior management and are based on its current expectations and projections concerning future events, many of which are outside of Granite’s control and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks include those associated with the normal quarterly closing process, which could cause actual first-quarter results to differ materially from those projects. Other factors that might cause or contribute to such differences include, but are not limited to, those risks described in Granite’s Annual Report under “Item 1A. Risk Factors.” Except as required by law, Granite undertakes no obligation to revise or update any forward-looking statements for any reason. As a result, the reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

CONTACT:
Granite Construction
Jacque Fourchy, 831-761-4741